Exhibit 99.1

Media Contact: Kaitlin Bitting Tierney Agency 215-790-4382 kbitting@tierneyagency.com	Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com
Brandywine Realty Trust Announces $0.32 FFO per Diluted Share for Second Quarter 2011
Raises 2011 FFO Guidance Range to $1.32 to $1.36 per Diluted Share
Radnor, PA, July 27, 2011 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, today reported its financial and operating results for the three and six-month periods ended June 30, 2011.
“The second quarter results reflect solid execution of our 2011 business plan,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We continue to generate strong leasing activity during this time of market recovery, having signed nearly 2.5 million square feet of leases in the first six months of 2011. All operating and financial metrics equaled or exceeded our business plan targets with continued acceleration of our 2011 revenue production. As such, we are increasing both the bottom and top of our 2011 FFO guidance and look forward to a strong finish over the balance of the year.”
Financial Highlights — Second Quarter
•
Net loss allocated to common shares totaled ($8.2 million) or ($0.06) per diluted share in the second quarter of 2011 compared to ($7.6 million) or ($0.06) per diluted share in the second quarter of 2010. Our weighted average diluted share count increased to 135.3 million shares in the second quarter of 2011 from 131.5 million shares in the second quarter of 2010 due primarily to our periodic issuance of 6.4 million common shares under our continuous equity program since its inception in March 2010 through June 30, 2011.

•
Funds from operations available to common shares and units (FFO) in the second quarter of 2011 totaled $47.5 million or $0.32 per diluted share compared to $46.6 million or $0.34 per diluted share in the second quarter of 2010. Our second quarter 2011 FFO payout ratio was 46.9% ($0.15 common share dividend paid / $0.32 FFO per share). Our weighted average fully diluted share/unit count for FFO calculations increased to 146.6 million shares/units in the second quarter of 2011 from 136.1 million shares/units in the second quarter of 2010 due primarily to our issuance in August 2010 of 7.1 million units in connection with our Three Logan Square acquisition as well as the aforementioned issuance of 6.4 million shares under our continuous equity program.

•
In the second quarter of 2011, we incurred $22.6 million of revenue maintaining capital expenditures reflecting disbursements related to current and previously executed leases which along with other adjustments to FFO, resulted in $20.5 million of cash available for distribution (CAD) or $0.15 per diluted share compared to $31.9 million of CAD or $0.23 per diluted share in the second quarter of 2010 when we incurred $12.5 million of revenue maintaining capital expenditures. Our second quarter 2011 CAD payout ratio was 100.0% ($0.15 common share dividend paid / $0.15 CAD per share). We exclude the Three Logan Square units from the CAD share/unit count because they do not receive or accrue distributions until after the one-year anniversary of the associated transaction.

Financial Highlights — Six Months
•
Net loss allocated to common shares totaled ($10.8 million) or ($0.08) per diluted share in the first six months of 2011 compared to net loss of ($10.0 million) or ($0.08) per diluted share in the first six months of 2010.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

•
FFO available to common shares and units in the first six months of 2011 totaled $95.7 million or $0.65 per diluted share compared to $92.3 million or $0.68 per diluted share in the first six months of 2010. Our FFO payout ratio for the first six months of 2011 was 46.2% ($0.30 common share dividend paid / $0.65 FFO per share).

•
During the first six months of 2011, we incurred $41.3 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $45.9 million of CAD or $0.33 per diluted share compared to $66.5 million of CAD or $0.49 per diluted share for the first six months of 2010 when we incurred $20.8 million of revenue maintaining capital expenditures. Our CAD payout ratio for the first six months of 2011 was 90.9% ($0.30 common share dividend paid / $0.33 CAD per share).

Portfolio Highlights
•
In the second quarter of 2011, our net operating income (NOI) excluding termination revenues and other income items declined 4.7% on a GAAP basis and 6.9% on a cash basis for our 229 same store properties which were 85.7% and 86.3% occupied on June 30, 2011 and June 30, 2010, respectively.

•
During the second quarter of 2011, we commenced occupancy on 1,089,427 square feet of total leasing activity including 475,439 square feet of renewals, 468,264 square feet of new leases and 145,724 square feet of tenant expansions. We have an additional 731,452 square feet of executed new leasing in place scheduled to commence subsequent to June 30, 2011.

•
During the second quarter of 2011, we achieved a 65.3% retention rate in our core portfolio with positive net absorption of 137,999 square feet. During the second quarter of 2011, we experienced a 1.7% decline on our renewal rental rates and a 1.8% increase on our new lease/expansion rental rates, both on a GAAP basis.

•	At June 30, 2011, our core portfolio of 235 properties comprising 25.7 million square feet was 85.8% occupied and 88.7% leased (reflecting new leases commencing after June 30, 2011).
Investment Highlights
•
During the second quarter of 2011, we completed the sale of Three Greentree Center, a 13.9% occupied 69,300 square foot office building in Marlton, NJ, for gross proceeds of $5.9 million and realized a $3.8 million gain on the sale. We used the net proceeds from the sale for general corporate purposes and to reduce the outstanding balance on our unsecured revolving credit facility.

Capital Markets Highlights
•
During the second quarter of 2011 as previously reported, we issued 0.5 million shares of our common stock under our continuous equity program realizing $5.8 million of net proceeds. Since commencing the program in March 2010, we have issued a total of 6.4 million shares under the 15.0 million share program raising $78.8 million of net proceeds and have remaining authorization for the future issuance of 8.6 million shares of common stock.

•
During the second quarter of 2011 as previously reported, we closed a $325.0 million senior note financing due April 15, 2018 with a coupon rate of 4.95% and a yield to maturity of 5.137% realizing $318.9 million of net proceeds.

•
During the second quarter of 2011, we repurchased $21.5 million of our 2012 unsecured notes and $1.4 million of our 2015 unsecured notes in a series of open-market transactions and incurred an aggregate loss of ($1.0 million) on the early extinguishment of debt. We funded these repurchases with draws on our unsecured revolving credit facility and with available corporate funds.

•
During the second quarter of 2011, we used available corporate funds and draws on our revolving credit facility to pre-pay three mortgage loans without penalty — $20.2 million Arboretum I/II/III/V, $55.7 million Midlantic/Lenox/DCC1 and $38.7 million Research Office Center — and realized aggregate gains on these repayments of $0.3 million. Subsequent to quarter end, we used available corporate funds and a draw on our unsecured revolving credit facility to pre-pay without penalty our $60.0 million One Logan Square mortgage loan, and will accelerate $0.8 million of associated deferred costs in the third quarter of 2011 as a result of this prepayment.

•
At June 30, 2011, our net debt to gross assets measured 44.9% and we had $42.0 million outstanding on our $600.0 million unsecured revolving credit facility with $547.7 million available for use and drawdown.

•
For the quarter ended June 30, 2011, we achieved a 2.4 EBITDA to interest coverage ratio and a 7.4 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

Distributions
On June 1, 2011, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on July 20, 2011 to shareholders of record as of July 6, 2011, bringing total year-to-date 2011 dividend payments to $0.45 per common share. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on July 15, 2011 to holders of record as of June 30, 2011 of the Series C and Series D Preferred Shares, respectively.
2011 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2011 FFO per diluted share to be in a range of $1.32 to $1.36 versus the prior range of $1.27 to $1.34. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2011 FFO per diluted share and earnings per diluted share:

Guidance for 2011	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.19)	to	$(0.15)
Plus: real estate depreciation and amortization	1.51		1.51

FFO per diluted share	$1.32	to	$1.36

Our 2011 FFO guidance does not include income arising from sales or impairments which may be taken in the future, and does not include any income from the sale of undepreciated real estate in accordance with our current practice. Our 2011 earnings and FFO per diluted share each reflect $0.07 per diluted share of net non-cash income attributable to the first of five annual pro-rata recognitions beginning in the third quarter of 2011 equal to 20% of the total net impact of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include slightly improved occupancy levels by year-end 2011, a 1.5-3.0% decline (GAAP) in overall lease rates, a resulting 3.0-4.0% decline in 2011 same store NOI (GAAP) and 147.0 million fully diluted weighted average shares.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

Second Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, July 28, 2011 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #49783290. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, August 11, 2011 by calling 1-800-642-1687 and providing access code 49783290. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the second quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Third Quarter 2011 Conference Call
We anticipate we will release our third quarter 2011 earnings on Wednesday, October 26, 2011, after the market close and will host our third quarter 2011 conference call on Thursday, October 27, 2011, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops, manages and has ownership interests in a primarily Class A, suburban and urban office portfolio comprising 308 properties and 35.5 million square feet, including 235 properties and 25.7 million square feet owned on a consolidated basis and 50 properties and 6.1 million square feet in 16 unconsolidated real estate ventures. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2010. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Real estate investments:
Operating properties	$4,885,041	$4,834,111
Accumulated depreciation	(835,713)	(776,078)

	4,049,328	4,058,033
Construction-in-progress	33,314	33,322
Land inventory	120,245	110,055

	4,202,887	4,201,410

Cash and cash equivalents	733	16,565
Accounts receivable, net	14,129	16,009
Accrued rent receivable, net	103,221	95,541
Investment in real estate ventures	82,927	84,372
Deferred costs, net	113,498	106,117
Intangible assets, net	78,401	97,462
Notes receivable	19,285	18,205
Other assets	53,414	54,697

Total assets	$4,668,495	$4,690,378

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$588,823	$711,789
Unsecured credit facility	42,000	183,000
Unsecured term loan	183,000	183,000
Unsecured senior notes, net of discounts	1,652,198	1,352,657
Accounts payable and accrued expenses	63,263	72,235
Distributions payable	22,854	22,623
Deferred income, gains and rent	112,814	121,552
Acquired lease intangibles, net	25,556	29,233
Other liabilities	41,943	36,515

Total liabilities	2,732,451	2,712,604

Brandywine Realty Trust’s equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	1,353	1,343
Additional paid-in capital	2,684,730	2,671,217
Deferred compensation payable in common stock	5,737	5,774
Common shares in treasury	—	(3,074)
Common shares held in grantor trust	(5,737)	(5,774)
Cumulative earnings	475,327	483,439
Accumulated other comprehensive loss	(2,474)	(1,945)
Cumulative distributions	(1,346,353)	(1,301,521)

Total Brandywine Realty Trust’s equity	1,812,626	1,849,502

Non-controlling interests	123,418	128,272

Total equity	1,936,044	1,977,774

Total liabilities and equity	$4,668,495	$4,690,378

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue
Rents	$120,416	$113,006	$241,145	$227,048
Tenant reimbursements	18,969	17,234	42,025	38,050
Termination fees	1,948	1,331	2,516	3,085
Third party management fees, labor reimbursement and leasing	2,733	2,904	5,486	6,371
Other	1,341	1,022	2,439	1,943

Total revenue	145,407	135,497	293,611	276,497

Operating Expenses
Property operating expenses	40,595	38,018	86,614	82,336
Real estate taxes	14,474	13,383	28,871	26,121
Third party management expenses	1,506	1,493	3,016	2,905
Depreciation and amortization	58,014	51,289	109,688	103,318
General & administrative expenses	5,890	6,653	12,134	12,745

Total operating expenses	120,479	110,836	240,323	227,425

Operating income	24,928	24,661	53,288	49,072

Other income (expense)
Interest income	421	963	862	1,828
Interest expense	(34,738)	(31,210)	(67,131)	(62,734)
Deferred financing costs	(1,070)	(862)	(1,998)	(1,873)
Equity in income of real estate ventures	1,088	1,025	2,321	2,321
Net gain on sale of interests in real estate	—	—	2,791	—
Loss on early extinguishment of debt	(756)	(445)	(756)	(1,637)

Loss from continuing operations	(10,127)	(5,868)	(10,623)	(13,023)

Discontinued operations:
Income from discontinued operations	57	268	63	675
Net gain on disposition of discontinued operations	3,836	—	3,836	6,349

Total discontinued operations	3,893	268	3,899	7,024

Net loss	(6,234)	(5,600)	(6,724)	(5,999)

Net income from discontinued operations attributable to non-controlling interests — LP units	(78)	(6)	(78)	(150)
Net loss from continuing operations attributable to non-controlling interests — LP units	243	165	294	360

Net loss attributable to non-controlling interests	165	159	216	210

Net loss attributable to Brandywine Realty Trust	(6,069)	(5,441)	(6,508)	(5,789)
Preferred share dividends	(1,998)	(1,998)	(3,996)	(3,996)
Amount allocated to unvested restricted shareholders	(121)	(128)	(263)	(256)

Net loss attributable to Common Shareholders	$(8,188)	$(7,567)	$(10,767)	$(10,041)

PER SHARE DATA
Basic loss per Common Share	$(0.06)	$(0.06)	$(0.08)	$(0.08)

Basic weighted-average shares outstanding	135,342,538	131,510,924	134,962,093	130,146,853

Diluted loss per Common Share	$(0.06)	$(0.06)	$(0.08)	$(0.08)

Diluted weighted-average shares outstanding	135,342,538	131,510,924	134,962,093	130,146,853

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Reconciliation of Net Loss to Funds from Operations:
Net loss attributable to common shareholders	$(8,188)	$(7,567)	$(10,767)	$(10,041)

Add (deduct):
Net loss attributable to non-controlling interests — LP units	(243)	(165)	(294)	(361)
Amount allocated to unvested restricted shareholders	121	128	263	256
Net gain on sale of interests in real estate	—	—	(2,791)	—
Net income (loss) from discontinued operations attributable to non-controlling interests — LP units	78	6	78	151
Net gain on disposition of discontinued operations	(3,836)	—	(3,836)	(6,349)

Depreciation and amortization:
Real property — continuing operations	45,321	39,094	84,695	78,602
Leasing costs (includes acquired intangibles) — continuing operations	12,447	11,810	24,443	24,036
Real property — discontinued operations	38	686	83	1,165
Leasing costs (includes acquired intangibles) — discontinued operations	2	150	4	275
Company’s share of unconsolidated real estate ventures	2,044	2,795	4,425	5,123

Funds from operations	$47,784	$46,937	$96,303	$92,857
Funds from operations allocable to unvested restricted shareholders	(284)	(302)	(624)	(603)

Funds from operations available to common share and unit holders (FFO)	$47,500	$46,635	$95,679	$92,254

FFO per share — fully diluted	$0.32	$0.34	$0.65	$0.68

Weighted-average shares/units outstanding — fully diluted	146,607,153	136,126,055	146,218,104	134,708,383

Distributions paid per Common Share	$0.15	$0.15	$0.30	$0.30

Payout ratio of FFO (Dividends paid per Common Share divided / FFO per Diluted Share)	46.9%	44.1%	46.2%	44.1%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$47,500	$46,635	$95,679	$92,254

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(4,718)	(2,493)	(9,447)	(5,408)
Deferred market rental income, including discontinued operations	(1,422)	(1,632)	(2,683)	(3,181)
Company’s share of unconsolidated real estate ventures’ straight-line and deferred market rent	(85)	133	(26)	297
Straight-line and deferred market rent expense activity	498	370	1,022	740
Stock-based compensation costs	1,237	1,423	2,609	2,492
Fair market value amortization — mortgage notes payable	(243)	(421)	(486)	(816)
Debt discount amortization — exchangeable notes	272	420	544	944

Sub-total certain non-cash items	(4,461)	(2,200)	(8,466)	(4,932)
Less: Revenue maintaining capital expenditures:
Building improvements	(1,346)	(440)	(2,913)	(920)
Tenant improvements	(14,948)	(5,969)	(28,117)	(10,473)
Lease commissions	(6,270)	(6,100)	(10,296)	(9,422)

Total revenue maintaining capital expenditures	(22,564)	(12,509)	(41,326)	(20,815)

Cash available for distribution	$20,475	$31,926	$45,886	$66,507

CAD per share — fully diluted	$0.15	$0.23	$0.33	$0.49

Weighted-average shares/units outstanding — fully diluted	146,607,153	136,126,055	146,218,104	134,708,383
Excluding 7,111,112 of partnership units issued not currently entitled to distributions	(7,111,112)	—	(7,111,112)	—

Adjusted Weighted-average shares/units outstanding — fully diluted	139,496,041	136,126,055	139,106,992	134,708,383

Distributions per Common Share	$0.15	$0.15	$0.30	$0.30

Payout ratio of CAD (Dividends paid per Common Share / CAD per Diluted Share)	100.0%	65.2%	90.9%	61.2%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 2ND QUARTER
(unaudited and in thousands)
Of the 235 properties owned by the Company as of June 30, 2011, a total of 229 properties (“Same Store Properties”) containing an aggregate of 23.1 million net rentable square feet were owned for the entire three-month periods ended June 30, 2011 and 2010. Average occupancy for the Same Store Properties was 84.9% during 2011 and 86.5% during 2010. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2011	2010

Revenue
Rents	$110,387	$113,677
Tenant reimbursements	16,548	17,134
Termination fees	1,948	1,331
Other	1,240	624

	130,123	132,766

Operating expenses
Property operating expenses	39,386	39,619
Real estate taxes	13,221	13,192

Net operating income	$77,516	$79,955

Net operating income — percentage change over prior year	-3.1%

Net operating income, excluding termination fees & other	$74,328	$78,000

Net operating income, excluding termination fees & other — percentage change over prior year	-4.7%

Net operating income	$77,516	$79,955
Straight line rents	(4,184)	(2,494)
Above/below market rent amortization	(1,497)	(1,632)
Non-cash ground rent	498	370

Cash — Net operating income	$72,333	$76,199

Cash — Net operating income — percentage change over prior year	-5.1%

Cash — Net operating income, excluding termination fees & other	$69,145	$74,244

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-6.9%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended June 30,
	2011	2010

Net loss	$(6,234)	$(5,600)
Add/(deduct):
Interest income	(421)	(963)
Interest expense	34,738	31,210
Deferred financing costs	1,070	862
Equity in income of real estate ventures	(1,088)	(1,025)
Depreciation and amortization	58,014	51,289
Loss on early extinguishment of debt	756	445
General & administrative expenses	5,890	6,653
Total discontinued operations	(3,893)	(268)

Consolidated net operating income	88,832	82,603
Less: Net operating income of non same store properties	(8,088)	—
Less: Eliminations and non-property specific net operating income	(3,228)	(2,648)

Same Store net operating income	$77,516	$79,955

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 235 properties owned by the Company as of June 30, 2011, a total of 228 properties (“Same Store Properties”) containing an aggregate of 22.9 million net rentable square feet were owned for the entire six month periods ended June 30, 2011 and 2010. Average occupancy for the Same Store Properties was 85.0% during 2011 and 87.4% during 2010. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2011	2010

Revenue
Rents	$219,018	$227,616
Tenant reimbursements	36,950	37,811
Termination fees	2,516	2,961
Other	1,993	1,254

	260,477	269,642

Operating expenses
Property operating expenses	83,602	85,325
Real estate taxes	26,153	25,471

Net operating income	$150,722	$158,846

Net operating income — percentage change over prior year	-5.1%

Net operating income, excluding termination fees & other	$146,213	$154,631

Net operating income, excluding termination fees & other — percentage change over prior year	-5.4%

Net operating income	$150,722	$158,846
Straight line rents	(7,259)	(5,445)
Above/below market rent amortization	(2,801)	(3,181)
Non-cash ground rent	1,022	740

Cash — Net operating income	$141,684	$150,960

Cash — Net operating income — percentage change over prior year	-6.1%

Cash — Net operating income, excluding termination fees & other	$137,175	$146,745

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-6.5%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Six Months Ended June 30,
	2011	2010

Net (loss) income	$(6,724)	$(5,999)
Add/(deduct):
Interest income	(862)	(1,828)
Interest expense	67,131	62,734
Deferred financing costs	1,998	1,873
Equity in income of real estate ventures	(2,321)	(2,321)
Depreciation and amortization	109,688	103,318
Loss on early extinguishment of debt	756	1,637
General & administrative expenses	12,134	12,745
Net gain on sale of interests in real estate	(2,791)	—
Total discontinued operations	(3,899)	(7,024)

Consolidated net operating income	175,110	165,135
Less: Net operating income of non same store properties	(17,417)	63
Less: Eliminations and non-property specific net operating income (loss)	(6,971)	(6,352)

Same Store net operating income	$150,722	$158,846